UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Amendment No. 1)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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CODE CHAIN NEW CONTINENT LIMITED
(Name of Registrant As Specified In Its Charter)

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EXPLANATORY NOTE

Code Chain New Continent Limited, a Nevada corporation, is filing this Amendment No. 1 (the “Amended Information Statement”) to the  DEF 14C originally filed with the Securities and Exchange Commission on October 2, 2020 (the “Original Information Statement ”)  to correct the company’s website, supplement sections titled “Financial Information” and “Incorporation by Reference” starting on page 10 of this Amended Information Statement, and include financial information in Annex C. Other than the changes described herein, the disclosure in the Original Information Statement remains unchanged; provided that this Amended Information Statement shall update and supersede the Original Information Statement to the extent of any inconsistencies.

CODE CHAIN NEW CONTINENT LIMITED

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jiangsu, China 226001

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF CODE CHAIN NEW CONTINENT LIMITED

This notice and accompanying Information Statement are furnished to the holders of shares of the common stock, par value $0.0001 per share, of Code Chain New Continent Limited, a Nevada corporation (“we,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below.

On June 30, 2020, the Board of Directors (the “Board”) and majority stockholders (the “Consenting Stockholders”) holding an aggregate of 15,491,952 shares of common stock, representing 54.32% of the total issued and outstanding as of June 30, 2020 took action by written consent to approve entry into a share purchase agreement (the “Agreement”, a copy of which is attached hereto as Annex A), which was executed on June 30, 2020 with Jiazhen Li, Long Liao and Chunyong Zheng, to sell all the equity interest in China Sunlong Environmental Technology Inc. (“China Sunlong”), a Cayman Islands company and a subsidiary of the Company, to Jiazhen Li (the “Buyer”), who was the Chief Executive Officer of the Company from October 4, 2018 to April 15, 2019, in exchange for a total consideration of $1,732,114 in the form of canceling 1,012,932 shares of common stock of the Company held by Long Liao and Chunyong Zheng (the “Payees”), valued at $1.71 per share (the “Disposition of China Sunlong”). The Disposition of China Sunlong includes the sale all of the equity interest of China Sunlong’s subsidiaries, including Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”), a British Virgin Islands company, Hong Kong Shengrong Environmental Company Limited (“Sunrong HK”), a Hong Kong company, Shengrong Environmental Protection Technology (Wuhan) limited, a PRC company, and Wuhan Host Coating Materials Limited (“Wuhan HOST”), a PRC company.

Stockholders of record at the close of business on June 30, 2020 received a notice and an Information Statement (the “Original information Statement”) dated October 2, 2020. Stockholders of record at the close of business on November 20, 2020 are entitled to receive this amended notice and amended Information Statement, which corrects the company’s website, supplements sections titled “Financial Information” and “Incorporation by Reference” starting on page 10 of this Amended Information Statement, and includes financial information in Annex C. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. As of June 30, 2020, we had 28,514,520 shares of common stock issued and outstanding.

Attached hereto for your review is the Amended Information Statement relating to the actions described therein. Please read this Amended Information Statement carefully. It describes the essential terms of the actions. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”).

The business of China Sunlong has been disclosed as discontinued business in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the interim periods ended March 31, 2020, and the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020 and the financial statements and accompanying footnotes contained therein, which are collectively referred to as the “Reports”. There have been no substantial changes to the financial statements as of and for the period ended June 30, 2020 contained in the Form 10-Q filed with the SEC on August 13, 2020 as a result of the Disposition of Sunlong, except for the cancellation of the Company’s shares held by the Payees. Therefore, this Amended Information Statement shall be read in conjunction with the Reports, particularly the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020. These Reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS AMENDED INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

By Order of the Board of Directors,

November 18, 2020	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer and Chairman

CODE CHAIN NEW CONTINENT LIMITED

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jiangsu, China 226001

INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU

ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, a notice and an information statement (the “Original information Statement”) dated October 2, 2020 were sent to the stockholders of record as of June 30, 2020, of Code Chain New Continent Limited, a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”). This Amended Information Statement (the “Amended Information Statement”) will be sent on or about November 25, 2020 to the stockholders of record as of November 20, 2020, of the Company. This Amended Information Statement is to correct the company’s website, supplement sections titled “Financial Information” and “Incorporation by Reference” starting on page 10 of this Amended Information Statement, and include financial information in Annex C. This Amended Information Statement is being circulated to advise stockholders of certain actions already approved and taken without a meeting by written consent of stockholders who hold a majority of the voting power of our voting stock.

On June 30, 2020, the Board of Directors of the Company (the “Board’), a special committee consisting of members of our Audit Committee, and majority stockholders (the “Consenting Stockholders”) holding an aggregate of 15,491,952 shares of the common stock, par value $0.0001 per share, representing 54.32% of the Company issued and outstanding as of June 30, 2020, have approved and consented in writing to enter into a share purchase agreement (the “Agreement”, a copy of which is attached hereto as Annex A), which was executed on June 30, 2020 with Jiazhen Li, Long Liao and Chunyong Zheng, to sell all the equity interest in China Sunlong Environmental Technology Inc. (“China Sunlong”), a Cayman Islands company and a subsidiary of the Company, to Jiazhen Li (the “Buyer”), who was the Chief Executive Officer of the Company from October 4, 2018 to April 15, 2019, in exchange for a total consideration of $1,732,114 in the form of cancelling 1,012,932 shares of common stock of the Company held by Long Liao and Chunyong Zheng (the “Payees”), valued at $1.71 per share (the “Disposition of China Sunlong”). The Disposition of China Sunlong includes the sale all of the equity interest of China Sunlong’s subsidiaries, including Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”), a British Virgin Islands company, Hong Kong Shengrong Environmental Company Limited (“Sunrong HK”), a Hong Kong company, Shengrong Environmental Protection Technology (Wuhan) limited, a PRC company, and Wuhan Host Coating Materials Limited (“Wuhan HOST”), a PRC company.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Amended Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

On June 30, 2020, the Board, a special committee consisting of members of our Audit Committee, and the Consenting Stockholders approved the Disposition of China Sunlong. The Consenting Stockholders and its approximate ownership percentage of our voting stock as of June 30, 2020, which constituted a majority of the voting rights under our Bylaws, were as follows:

Name of Beneficial Holders	Shares Beneficially Held	Percent of Total Shares Outstanding(1)
Yimin Jin	4,334,705	15.20%
Wei Xu	3,755,000	13.17%
Shenghua Huang	1,263,732	4.43%
Bibo Lin	1,200,000	4.21%
Qihai Wang	1,036,000	3.36%
BZ Industrial Limited(2)	1,000,000	3.51%
Yuguo Zhang	805,000	2.82%
Jirong Huang	790,000	2.77%
Havesuccess Investments Limited(3)	707,516	2.48%
Yilei Shao	600,000	2.10%
Total	15,491,953	54.32%

(1)	Calculated based on the 28,514,520 shares of common stock issued and outstanding as of June 30, 2020.

(2)	BZ Industrial Limited is controlled by Xueyuan Han.

(3)	Havesuccess Investments Limited is controlled by Huazhen Ling.

PROPOSALS BY SECURITY HOLDERS

The Board knows of no other matters or proposals other than the actions described in this Amended Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s common stock.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Amended Information Statement. The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in asset sales transactions unless a corporation’s certificate of incorporation expressly provides for those rights. Our Articles of Incorporation do not provide for appraisal rights under these circumstances.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on June 30, 2020 received the Original Information Statement dated October 2, 2020. Only stockholders of record at the close of business on November 20, 2020 are entitled to notice of the information disclosed in this Amended Information Statement. As of June 30, 2020 , our authorized securities consist of 200,000,000 shares of common stock with a par value of $0.0001 per share and 20,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2020 , there were 28,514,520 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote per share. As of June 30, 2020, there is no preferred stock issued and outstanding.

EXPENSES

The costs of preparing, printing and mailing this Amended Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS AMENDED INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Amended Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (“NRS”). NRS 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Amended Information Statement.

DISPOSITION OF CHINA SUNLONG

General

To assist in evaluating the fairness of the Disposition of Sunlong to our shareholders, a special committee consisting of members of our Audit Committee (the “Special Committee”) of the Board, considered the terms and conditions of the Agreement and made recommendation to the Board with respect to the Disposition of Sunlong. The Special Committee unanimously determined that the Agreement and the Disposition of Sunlong were advisable and in the best interests of all the shareholders of the Company, approved the Agreement and the Disposition of Sunlong and made recommendation to the Board to approve the Agreement and the Disposition of Sunlong. The Board, upon Special Committee’s unanimous recommendation, unanimously determined that the Agreement and the Disposition of Sunlong were advisable and in the best interests of all the shareholders of the Company and approved the Agreement and the consummation of the Disposition of Sunlong.

In making its decision, the Board and the Special Committee took into account, among other things: the fact that China Sunlong and its subsidiaries had no revenue and negative operating income since the fourth quarter of 2019 and no revenue or operating income for the first and second quarter of 2020, due to the disruption caused by the lockdown of Wuhan, Hubei Province, China, where all of the operation of China Sunlong and its subsidiaries were at, as one of the measures to prevent and control the spread of was a novel coronavirus outbreak, now known as COVID-19; the business outlook of China Sunlong and its subsidiaries; the current and future economic and competitive environment for China Sunlong and its subsidiaries; the weak financial viability of China Sunlong and its subsidiaries; and the analysis of Boustead Securities LLC, which we had engaged for preparation of a fairness opinion to the Board (the “Fairness Opinion”, a copy of which is attached as Annex B), that as of the date of such opinion, and based upon and subject to the various assumption and qualification set forth therein that the Disposition of China Sunlong was fair from a financial point of view. See the section titles “Fairness Opinion” below.

Description of China Sunlong Environmental Technology Inc.’s Business

China Sunlong is a holding company incorporated under the laws of the Cayman Islands. China Sunlong has no substantive operations.

Shengrong BVI is a holding company incorporated under the laws of the British Virgin Islands. It is a direct subsidiary 100% owned by China Sunlong. Shengrong BVI is a holding company and has no substantive operations.

Shengrong HK is a holding company incorporated under the laws of the Hong Kong. It is a direct subsidiary 100% owned by Shengrong BVI. Shengrong HK is also a holding company and has no substantive operations.

Shengrong WFOE is a company incorporated under the laws of China. It is a direct subsidiary 100% owned by Shengrong HK. Shengrong WFOE was engaged in the solid waste recycling systems business, providing sorting, recycling, and purification systems for industrial solid waste. The principal office of Shengrong WFOE was in Wuhan, China.

Wuhan Host is a company incorporated under the laws of China. It is a direct subsidiary 100% owned by Shengrong WFOE. Wuhan Host was engaged in the manufacture and distribution of its own anti-corrosion and anti-corrosion coatings, which were applicable to the surface anti-corrosion, waterproof and decoration of concrete and steel components, and were widely used in the fields of ships, Bridges, water conservancy and hydropower projects, wind power generation, mining machinery manufacturing, petroleum, petrochemical and metallurgy, port construction, light industry, locomotive and vehicle, etc. The principal office of Wuhan Host was in Wuhan, China.

Background of and Reasons for the Disposition of China Sunlong

Starting in December 2019 in Wuhan, Hubei Province, China, where Shengrong WFOE and Wuhan HOST were located, there was a novel coronavirus outbreak, now known as COVID-19, which soon spread throughout China and all over the world. The Chinese government took various measures in Wuhan, including reduced travel and cancellation of meetings and events in December 2019. Management at Shengrong WFOE and Wuhan HOST decided to suspend most operation in response to the local regulations and to ensure the health and safety of employees in late December 2019.

As the spread became faster and more deadly, on January 23, 2020, Hubei government announced that Wuhan, together with other four neighboring cities would be under lockdown until further notice. Railway station, airport and highway started to close. Entering or leaving the city was restricted. Soon thereafter, more cities throughout China adopted mandatory lockdown and other restrictions such as quarantine and travel restriction. On February 11, 2020, Wuhan government doubled down on the lockdown, residents were mandated to stay at home with few exceptions. The lockdown halted almost all production where the measures were implemented and caused significant disruption to the economy. The nature of companies such as Shengrong WFOE and Wuhan HOST that relied heavily on manufacturing and distribution of goods did not support remote working. Distributions were interrupted as well due to travel restrictions. Most suppliers and customers of Shengrong WFOE and Wuhan HOST were in or near the epicenter and were adversely impacted as well.

Though the lockdown in Wuhan was lifted in April 2020, the disruption caused by COVID-19 were catastrophic for Shengrong WFOE and Wuhan HOST in the waste management industry. The two companies lost employees, suppliers and customers and have not been able to recover since then.

Prior to the effective cessation of the operation of China Sunlong and its subsidiaries in the fourth quarter of fiscal year 2019 and our decision to discontinue the business carried out by China Sunlong and its subsidiaries, as of and for the nine months ended September 30, 2019, all of the revenue, operating income and assets of China Sunlong and its subsidiary consolidated were attributable to the operations in Wuhan City and Hubei Province.

As of and for the fiscal year ended December 31, 2018, all of the revenue, operating income and assets of China Sunlong and its subsidiary consolidated were attributable to the operations in Wuhan City and Hubei Province.

Shengrong WFOE and Wuhan HOST did not have any revenue from December 2019 to June 2020. The consolidated financial statements of China Sunlong, Sunlong BVI, Sunlong HK, Shengrong WFOE and Wuhan HOST indicates that the stockholders’ equity was $(9,931,567) as of December 31, 2019 and $(9,293,979) as of June 30, 2020.

As a result, CCNC decided on June 30, 2020 to dispose all its equity interest in China Sunlong and therefore to dispose all assets and liabilities of China Sunlong, Sunlong BVI, Sunlong HK, Shengrong WFOE and Wuhan HOST.

Fairness Opinion

The Board retained Boustead Securities LLC (“Boustead”) to render to the Board an opinion as to the fairness, from a financial point of view, of the consideration received by the Company in the Disposition of China Sunlong. Boustead is an independent investment banking firm. As part of its investment banking services, is regularly engaged in the independent valuation of business and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Boustead on the basis of Boustead’s experience in similar transactions and its reputation in the investment community.

The full text of Boustead’s written opinion dated September 2, 2020, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Boustead in rendering its opinion, is attached as Annex B to this Amended Information Statement and is incorporated in its entirety herein by reference. The following summary of Boustead’s opinion is qualified in its entirety by reference to the full text of the opinion. The Company’s stockholders are urged to, and should, carefully read Boustead’s written opinion in its entirety.

In connection with its opinion, Boustead, among other thing, has:

●	the Agreement dated June 30, 2020;

●	Reviewed the Company’s audited financial statements for the years ended December 31, 2018 and 2019, which incorporated China Sunlong’s operations as incorporated in its predecessors’ Form 10-Ks filed with the SEC;

●	Reviewed the Company’s and its predecessors’ unaudited quarterly financial statements prepared for interim periods from March 31, 2019 through June 30, 2020 as filed with the SEC;

●	Reviewed certain operating and financial information relating to China Sunlong as well as CCNC’s business and prospects, though not independently verifiable;

●	Reviewed the Company’s other filings with the SEC since January 1, 2018, as well as those of its predecessor companies;

●	Noted the Company’s representations to Boustead that all of China Sunlong’s revenues, earnings and assets for 2018, 2019 and the six-month period ending June 30, 2020 were attributable to operations located in Wuhan, Hubei Province, China and its immediate environs;

●	Noted the Company’s representation that the effects of the outbreak of COVID-19 in Wuhan, Hubei, China in late 2019 caused it to determine to classify China Sunlong’s operations as discontinued as of December 31, 2019;

●	Engaged in telephonic conversations with the Audit Committee Chairman of the Seller, who is also a member of the Board, to discuss the business, operations, historical and projected financial results, as well as future prospects of China Sunlong;

●	Noted that the Buyer is a former CEO of the Company;

●	Noted that the Disposition of China Sunlong was approved by written consent by stockholders who collectively held 54.32% of the equity of the Company’s common stock as of June 30, 2020, some of whom are officers and directors of the Company, as is permissible under the laws of the State of Nevada where the Seller is incorporated;

●	Noted that an entity controlled by the Buyer acquired 100% of the equity interests of a different subsidiary (Hubei Shengrong) of the Seller in December 2018, subsequent to his resignation as the Company’s CEO. Boustead did not render a fairness opinion for that transaction, did not act as a financial advisor to any party to that transaction, nor received any compensation arising from that transaction;

●	Reviewed publicly available financial data and trading multiples of companies where Boustead deemed generally comparable to Sunlong including publicly-traded hazardous waste processors which operate solely in PRC and Hong Kong, as well as publicly -traded hazardous waste companies of $100 million of equity market capitalization or less;

●	Reviewed and analyzed certain publicly available information with respect to the terms of certain merger and acquisition transactions Boustead deemed relevant to its analysis;

●	Considered that no cash was tendered by the Buyer or Payees to the Company; given that this was a purchase of equity by the Buyer, the net liabilities of China Sunlong were transferred for the Company to the Buyer;

●	Conducted such other studies, analysis, inquiries, and investigations as Boustead deemed appropriate.

In arriving at its opinion, Boustead assumed and relied upon, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and do not assume any responsibility with respect to such data, material and other information.

Boustead assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the parties since the date of the last financial results of China Sunlong and its subsidiaries made available to Boustead. Boustead did not make and was not provided with any independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the China Sunlong or any other entity.

The opinion is limited to whether the consideration is fair to CCNC, from a financial point of view, and does not address any other terms, aspects or implications of the transaction, including, without limitation, the form or structure of the transaction, any consequences of the transaction on the Company, on the parties’ respective members, stockholders, creditors or otherwise, or any term, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the transaction or otherwise. The opinion also does not consider, address or include: (i) any other strategic or financial alternatives currently (or which have been or may be) contemplated by the Company or its Board; (ii) the legal, tax or accounting consequences of the transaction on the company or the respective members, or stockholders of the parties, and (iii) the fairness of the amount or nature of any compensation to any parties’ officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities.

Neither Boustead nor any of its affiliates have acted as a financial advisor to CCNC, Buyer, or Payees (collectively, the “Parties”), and have not received any other compensation from the Parties. Neither Boustead nor any of its affiliates will receive any compensation for this fairness opinion from the Parties that is contingent upon the successful completion of the sale of China Sunlong to the Buyer by CCNC, and will not receive any other contingent compensation if it is successfully completed. There have been no material relationships between Boustead and its affiliates, and the Parties in the past two years, nor is there a mutual understanding between Boustead nor any of its affiliates that are mutually understood to be contemplated in which any compensation was or will be rendered as a result of the relationship between Boustead and the Parties.

Effects of the Disposition of China Sunlong

Immediately prior to the Agreement, the corporate structure of CCNC was as follows:

After entering into the Agreement, the corporate structure is as follows:

The business of China Sunlong has been disclosed as discontinued business in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the interim periods ended March 31, 2020, and the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020 and the financial statements and accompanying footnotes contained therein, which are collectively referred to as the “Reports”. There have been no substantial changes to the financial statements as of and for the period ended June 30, 2020 contained in the Form 10-Q filed with the SEC on August 13, 2020 as a result of the Disposition of Sunlong, except for the cancellation of the Company’s shares held by the Payees. Therefore, this Amended Information Statement shall be read in conjunction with the Reports, particularly the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020.

Procedure for Effecting the Disposition of China Sunlong

On August 31, 2020, the Company’s shares held by the Payees were duly cancelled pursuant to the Agreement. China Sunlong is in the process of filing the necessary amendments with the regulatory authority in Cayman Islands.

Vote Required

Pursuant to NRS 78.385 and 78.390, the approval of the Disposition of China Sunlong required a majority of our outstanding voting capital stock. As discussed above, the Consenting Stockholders has consented to dispose the Sunlong Shares.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Please note that this Amended Information Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the Conversion and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the Conversion. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified certain risk that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

We may be subject to securities litigation, which is expensive and could divert our attention.

We may be subject to securities class action litigation in connection with the Disposition of China Sunlong. Securities litigation against us could result in substantial costs and divert our management’s attention from our operations, which could harm our business and increase our expenses.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

The Buyer, Jiazhen Li, was the Chief Executive Officer of the Company from October 4, 2018 to April 15, 2019, when Mr. Li resigned.

Except as described above, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any person who has been a director or officer of our Company at any time since the beginning of the last fiscal year

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Disposition of China Sunlong.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and preferred stock as of June 30, 2020 by the following persons:

●	Each person known by the Company to beneficially own more than 5% of the Company’s outstanding Common Stock;

●	Each of the named executive officers (as defined in Item 402 of Regulation S-K);

●	Each of our directors, and

●	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from June 30, 2020, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from June 30, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Named Executive Officers
Yimin Jin, Chief Executive Officer and Co-Chairman of the Board	4,334,705	15.20%
Wei Xu, Co-Chairman of the Board	3,755,000	12.17%
Yuguo Zhang, President	805,000	2.82%
Yi Li, Chief Financial Officer	0	-
Bibo Lin, Vice President	1,200,000	4.21%
Xiaonian Zhang, Vice President	0	-
Qihai Wang, Director	1,036,000	3.63%
Mingyue Cai, Director	0	-
Manli Long, Director	0	-
Mingze Yin, Director	0	-
Min Zhu, Director	0	-
All officers and directors as a group (11 persons):	11,130,705	39.04%

5% Beneficial Owner
None	-	-

(1)	Calculated on the basis of 28,514,520 issued and outstanding shares of Common Stock as of June 30, 2020. Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders.

Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

FINANCIAL INFORMATION

Consolidated Financial Statements of AGM Group

Our audited consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, and the notes thereto, are included in our annual report on Form 10-K filed with the SEC on April 17, 2020, as amended on May 14, 2020 (the “Annual Report”), and are incorporated by reference into this Amended Information Statement.

Our unaudited consolidated financial statements for the six months ended June 30, 2020 and the notes thereto are included in our quarterly report on Form 10-Q filed with the SEC on August 13, 2020 (the “Quarterly Report”) and are incorporated by reference into this Amended Information Statement.

Unaudited Pro Forma Consolidated Financial Information

We have prepared unaudited pro forma consolidated financial statements and notes thereto for the Company, giving effect to the Disposition of China Sunlong, included in Annex C beginning on page F-2. The unaudited pro forma consolidated financial statements have been prepared from our historical consolidated financial statements and give effect to the Disposition of China Sunlong. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2020 and for the fiscal years ended December 31, 2019 have been prepared with the assumption that the Disposition of China Sunlong were completed as of the beginning of the applicable period.

The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and the notes thereto contained in the financial statements in the Annual Report and the Quarterly Report, which includes the audited financial statements for the fiscal years ended December 31, 2019 and 2018 and unaudited consolidated financial statements for the six months ended June 30, 2020.

Unaudited Consolidated Carve-Out Financial Statements for the Disposed Companies

We have prepared unaudited consolidated carve-out financial statements and notes thereto for China Sunlong, included in Annex C beginning on page F-10. The unaudited consolidated carve-out balance sheets were prepared as of December 31, 2019, December 31, 2018 and June 30, 2020. The unaudited consolidated carve-out statements of operations, and the unaudited consolidated carve-out statements of cash flows were prepared for the years ended December 31, 2019 and 2018 and for the six months ended June 30, 2020.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Amended Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

●	Our Annual Report on Form 10-K for the fiscal years ended December 31, 2019 and 2018 filed with the SEC on April 17, 2020, as amended on May 14, 2020; and

●	Our Quarterly Report on Form 10-Q for the six months ended June 30, 2020 filed with the SEC on August 13, 2020.

You can obtain the documents incorporated by reference in this Amended Information Statement, including the Annual Report, through our website, www.ccnctech.com, and from the SEC at its website, www.sec.gov, or by contacting us at  +86-0513-8912-3630.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to CODE CHAIN NEW CONTINENT LIMITED, 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001, Attn: Yimin Jin, Chief Executive Officer, or by telephoning the Company at +86-0513-8912-3630.

Our principal executive office is located at 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001. Our corporate website is http://www.ccnctech.com and our phone number is +86-0513-8912-3630.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Amended Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Amended Information Statement to a stockholder at a shared address to which a single copy of the Amended Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to CODE CHAIN NEW CONTINENT LIMITED, 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001, Attn: Yimin Jin, Chief Executive Officer, or by telephoning the Company at +86-0513-8912-3630.

If multiple stockholders sharing an address have received one copy of this Amended Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Amended Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS AMENDED INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

CODE CHAIN NEW CONTINENT LIMITED

November 18, 2020	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer

Annex A

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of June 30, 2020, is entered into among Code Chain New Continent Limited, a Nevada corporation (“Seller”), Jiazhen Li (“Buyers”), and Long Liao and Chunyong Zheng (“Payees”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns all of the issued and outstanding ordinary shares, (the “Sunlong Shares”), in China Sunlong Environmental Technology Inc., a Cayman Islands company and a subsidiary of Seller (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Sunlong Shares, subject to the terms and conditions set forth herein;

WHEREAS, the Payees have a prior relationship with the Buyers and have agreed to be responsible for the payment of the purchase price of the Sunlong Shares on behalf of Buyer, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Sunlong Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”).

Section 1.02 Purchase Price. The aggregate purchase price for the Sunlong Shares shall be $1,732,114 (the “Purchase Price”), payable in consideration of cancellation of 1,012,932 shares of the Seller owned by the Payees (the “CCNC Shares”). The CCNC Shares shall be valued at $1.71 per share, based on the closing price of the Seller’s common stock on June 30, 2020. Seller and Payees shall cause the CCNC Shares to be cancelled at the Closing.

Section 1.03 The Buyer shall be a third party beneficiary to the agreement and shall have the right to enforce such agreement directly to the extent it may deem such enforcement necessary or advisable to protect its rights.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreements (the “Closing”) shall take place on a date mutually agreed by the parties within 30 days after the date of this Agreement (the “Closing Date”).

Annex A-1

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) Share certificates evidencing the Sunlong Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required share transfer tax stamps affixed thereto.

(b) Copies of all resolutions of the board of directors and the shareholders of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby;

(c) Resignations of the directors and officers of the Company, if applicable, effective as of the Closing Date.

Section 2.03 Buyer Closing Deliverables. At the Closing, Buyer shall deliver to Seller the following:

(a) Irrevocable stock powers signed by each of the Payees addressed to the Seller’s transfer agent with respect to the cancellation of the CCNC Shares.

(b) Confirmation from Seller’s transfer agent with respect to the cancellation of the CCNC Shares.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.05) of the state of Nevada. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Annex A-2

Section 3.02 Organization, Authority, and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Nevada and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller or the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Purchaser, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”)

Annex A-3

Section 4.02 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with NASDAQ with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

Section 4.03 Non-Contravention. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

ARTICLE V
Miscellaneous

Section 5.01 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.02 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 5.03 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 5.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Annex A-4

Section 5.05 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 5.06 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 5.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

Annex A-5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Code Chain New Continent Limited

By	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer

Buyer

/s/ Jiazhen Li
Jiazhen Li

Payees

/s/ Long Liao
Long Liao

/s/ Chunyong Zheng
Chunyong Zheng

Annex A-6

Annex B

September 2, 2020

BY ELECTRONIC MAIL

Board of Directors

Code Chain New Continent, Limited

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jinagsu, China 226001

c/o: Yimin Jin, Chief Executive Officer

Dear Mr. Jin:

Boustead Securities, LLC (“BSL”, “we”, “our”, or “us”) has been advised that Code Chain New Continent, Limited (“CCNC”, the “Seller”, or “you”) has sold all of the issued and outstanding ordinary shares of China Sunlong Environmental Technology, Incorporated (“Sunlong”, the “Company”, or the “Subsidiary”), a Cayman Islands Company, which was a wholly owned subsidiary of CCNC, to Jiazhen Li (the “Buyer”), as well as Long Liao and Chunyong Zheng (the “Payees”). CCNC’s agreement to sell its ordinary shares (the “Sunlong Shares’) of Sunlong to the Buyer and Payees pursuant to the Share Purchase Agreement (“Share Purchase Agreement”) between CCNC, the Buyer and the Payees dated June 30, 2020 (the “Agreement Date”) is defined as the “Transaction” herein.

On June 30, 2020, the Share Purchase Agreement was approved by the written consent of shareholders owning a majority (54.32%) of CCNC’s then outstanding common shares, the written consent of CCNC’s Board of Directors, and the written consent of the Audit Committee of CCNC’s Board of Directors. These written consents are sufficient under the laws of the State of Nevada without a vote of all of CCNC’s shareholders.

Subsequently, you (CCNC) have asked us to render our opinion to your Board of Directors as to whether the terms of the Transaction were fair, from a financial point of view, to you as the Seller.

For the absence of doubt, upon the Closing Date, the Buyer acquired all of the outstanding equity of the Company, including all of the outstanding equity of the Company’s subsidiaries which include Shengrong Environmental Protection Holding Company, Limited, a British Virgin Islands Company (“Shengrong BVI”), Hong Kong Shengrong Environmental Company, Limited, a Hong Kong Company (“Shengrong HK”), as well as Shengrong Environmental Protection Technology (Wuhan) Limited, a Company incorporated in the People’s Republic of China (“Shengrong Wuhan”, or “WOFE”). In addition, the Buyer acquired all of the outstanding equity of Shengrong Wuhan’s 100% owned subsidiary, Wuhan HOST Coating Materials, Limited, a Company incorporated in the People’s Republic of China (“Wuhan HOST”). All assets, liabilities, and contingencies of Sunlong were transferred from the Seller to the Buyer.

Pursuant to the Share Purchase Agreement, the Seller sold to the Buyer, and the Buyer purchased from the Seller, all of the Sunlong Shares free of any Encumbrance as defined in Section 1.01 therein. In exchange, the Payees tendered 1,012,932 shares of CCNC common stock to the Seller on behalf of the Buyer; no cash was tendered by the Payees or Buyer to the Seller. Per the representation of the Seller’s transfer agent, Continental Stock Transfer and Trust, the Payees’ tendered shares of CCNC were cancelled and associated stock powers were executed.

In the course of performing our review and analysis for rendering this opinion, we have:

●	Reviewed the Seller’s audited financial statements for the years ended December 31, 2018, and December 31, 2019, which incorporated Sunlong’s operations as incorporated in its predecessors’ Form 10-Ks filed with the United States Securities and Exchange Commission (“SEC”).

●	Reviewed the Seller’s and its predecessors’ unaudited quarterly financial statements prepared for interim periods from March 31, 2019 through June 30, 2020 as filed with the SEC.

●	Reviewed certain operating and financial information relating to Sunlong’s as well as CCNC’s business and prospects prepared at our direction, but that is not independently verifiable.

●	Reviewed the Seller’s other filings with the SEC since January 1, 2018, as well as those of its predecessor companies.

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-1

●	Noted the Seller’s representations to us that all of Sunlong’s revenues, earnings and assets for 2018, 2019, and the xix-month period ending June 30, 2020 were attributable to operations located in Wuhan, Hubei Province, China and its immediate environs.

●	Noted the Seller’s representation that the effects of the outbreak of COVID-19 in Wuhan, Hubei, China in late 2019 caused it to determine to classify Sunlong’s operations as discontinued as of December 31, 2019.

●	Engaged in telephonic conversations with the Audit Committee Chairman of the Seller, who is also a Member of the Seller’s Board of Directors, to discuss the business, operations, historical and projected financial results, as well as future prospects of Sunlong.

●	Noted that the Buyer is a former Chief Executive Officer of the Seller.

●	Noted that the Sale was approved by written consent by shareholders who collectively held 54.32% of the equity of CCNC common stock as of June 30, 2020, some of whom are officers and directors of the Seller, as is permissible under the laws of the State of Nevada where the Seller is incorporated.

●	Noted that an entity controlled by the Buyer acquired 100% of the equity interests of a different subsidiary (Hubei Shengrong) of the Seller in December 2018, subsequent to her resignation as the Seller’s Chief Executive Officer. BSL did not render a fairness opinion for that transaction, did not act as a financial advisor to any party to that transaction, nor received any compensation arising from that transaction.

●	Reviewed publicly available financial data and trading multiples of companies which we deem generally comparable to Sunlong including publicly-traded hazardous waste processors which operate solely in the People’s Republic of China and HongKong, as well as publicly-traded hazardous waste companies of $100 Million of equity market capitalization or less.

●	Reviewed and analyzed certain publicly available information with respect to the terms of certain merger and acquisition transactions we deemed relevant to our analysis.

●	Considered that no cash was tendered to the Buyer or Payees to the Seller; given that this was a purchase of equity by the Buyer, the net liabilities of China Sunlong were transferred from the Seller to the Buyer.

●	Conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to BSL by, or on behalf of, the Company, or that was otherwise reviewed by BSL, and have not assumed any responsibility for independently verifying any of such information. With respect to the revenue and expense forecasts supplied to us by CCNC, we also have relied upon and assumed, without independent verification, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of CCNC for the periods indicated, and that they provided a reasonable basis upon which we could form our opinion. Such forecasts were not prepared with the expectation of public disclosure. Such revenue and expense forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, as well as Sunlong’s concentration of operations in the Wuhan/Hubei region and the effects of the outbreak of COVID-19 in that area.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the parties since the date of the last financial results of the Company made available to us with respect to both its operations and that of Sunlong. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, BSL assumes no responsibility for their accuracy.

We understand all necessary regulatory or governmental approvals as well as all conditions to the Transaction have been satisfied and not waived. The Transaction was consummated substantially on the terms and conditions described in the Agreements, without any waiver of material terms or conditions by the Seller or any other party and without any anti- dilution or other adjustment to the Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction did not have an adverse effect on either of parties or its closing. We have further assumed that CCNC has relied upon the advice of its counsel, independent accountants and other advisors (other than BSL) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Agreements, the Buyer, and the Transaction.

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-2

Our Opinion is limited to whether the Consideration is fair to CCNC, from a financial point of view, and does not address any other terms, aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on CCNC, or the parties’ respective members, stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic or financial alternatives currently (or which have been or may be) contemplated by CCNC or its Board; (ii) the legal, tax or accounting consequences of the Transaction on CCNC or the respective members, or stockholders of the parties, and; (iii) the fairness of the amount or nature of any compensation to any of the parties’ officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of CCNC or information otherwise reviewed by BSL, as of the date of this Opinion. We have especially considered the effects of the unforeseen and unforeseeable outbreak of COVID-19 in the Wuhan, Hubei region beginning in the fourth quarter of 2019, and the consequent effect it may have had on Sunlong’s operations, prospects, and outlook since then. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that BSL does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Board of CCNC for its information and assistance in connection with its consideration of the financial terms of the Transaction. Our Opinion does not constitute a recommendation to any shareholder of CCNC as to how any such shareholder should vote at any meeting of its shareholders at which the Transaction may later be considered, or exercise any dissenters’ or appraisal rights that may be available to each such respective shareholder. In addition, the Opinion does not compare the relative merits of the Transaction with any other alternative transactions or business strategies which may have been available to CCNC, and does not address the underlying business decision of CCNC, its Board, or its shareholders to proceed with or effect the Transaction.

BSL, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In addition, CCNC has agreed to indemnify us for certain liabilities arising out of our engagement. BSL does not currently provide investment banking services to CCNC, but may seek to provide investment banking services to CCNC and its respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, BSL and our clients may transact in the securities of the various parties, and may, at any time, hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Directors of CCNC. This opinion does not address CCNC’s underlying business decision to pursue the Transaction, nor the relative merits of the Transaction as compared to any alternate business strategies that might exist for CCNC or Sunlong, or the effects of any other transaction in which CCNC or Sunlong might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market, and other conditions, and the information made available to us as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Neither BSL nor any of its affiliates have acted as a financial advisor to the Seller, Buyer, or Payees (collectively, the “Parties”), and have not received any other compensation from the Parties. Neither BSL nor any of its affiliates will receive any compensation for this fairness opinion from the Parties that is contingent upon the successful completion of the sale of Sunlong to the Buyer by the Seller, and will not receive any other contingent compensation if it is successfully completed. There have been no material relationships between BSL and its affiliates, and the Parties in the past two years, nor is there a mutual understanding between BSL nor any of its affiliates that are mutually understood to be contemplated in which any compensation was or will be rendered as a result of the relationship between BSL and the Parties.

This opinion was issued by the Fairness Committee of BSL. This opinion does not express any opinion about the fairness, amount, or nature of the compensation, if any, to the Seller’s officers, directors, employees, or any other class of such persons relative to the compensation to the public shareholders of the Seller, or those shareholders of the Seller who approved the sale of Sunlong by written consent relative to CCNC’s other shareholders.

As noted earlier herein, BSL was not able to independently verify much, if not most, of the information that was supplied to it by the Seller with respect to the Parties to the transaction that formed a substantial basis for this opinion, The Seller has represented to us that as a result of the COVID-19 outbreak and measures taken by the government of the People’s Republic of China beginning in December 2019, and the governments of Hubei Province and the City of Wuhan thereafter, it decided to recognize a loss of ($11,448.459) in the fourth quarter of 2019 due to the suspension of Sunlong’s operations, resulting in a Sunlong shareholder deficit of ($9,931,567) as of December 31, 2019. The Seller has also represented to us that Sunlong had no revenue from December 2019 through June 30, 2020, the date the sale of Sunlong was approved as a result of the written consents mentioned earlier herein.

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-3

We note, that our direction, the Seller prepared unaudited quarterly income statements and statements of financial position for Sunlong for each quarterly period since December 31, 2018. These statements confirmed that Sunlong had no revenue and had negative operating income in terms of its transactional currency (the renminbi/yuan) for the fourth quarter of 2019, and no revenue or operating income for the first and second quarter of 2020. Because of the depreciation of the transactional currency relative to the Company's functional currency ($USD) in Q4 2019, it had a reversal of revenue during that period expressed in dollar terms. This reversal of revenue in USD terms, which was solely due to exchange rate fluctuations, was not material to our opinion expressed herein. The audited Consolidated Statement of Cash Flows in the Seller’s 10-K filed with the SEC for the period ended December 31, 2019 does state that there was a non-cash write-down and goodwill charges arising from the discontinuance of operations including Sunlong and its subsidiaries of ($16,048,048) for that period. CCNC recognized as a non-cash gain on disposal of discontinued operations of $6,951,617 in its unaudited 10-Q for the period ending June 30, 2020, as filed with the SEC.

We consider that Wuhan, Hubei Province, China as the epicenter of the COVID-19 pandemic to be established fact. Accordingly, although we performed, examination of trailing multiples of comparable companies as well as recent merger and acquisition transaction multiples, we did not consider them material to our opinion given the concentration of Sunlong’s operations in Wuhan, Hubei. Moreover, given that the Seller has affirmed to us that Sunlong has no future dividend stream from operations, we were unable to perform a discounted cash flow valuation analysis to be considered within the context of this opinion. The Seller has represented to us that Sunlong and its subsidiaries were not able to recover from the loss of customers, employees and suppliers resulting from the four-month lockdown of Wuhan which ended in April 2020; however, we have not independently verified, nor can we independently verify, this representation.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction pursuant to the Agreements is fair to CCNC (“Seller”), from a financial point of view as of the date of this letter given the Seller’s representations as to the effects of the COVID-19 virus on Sunlong’s operations commencing in the quarter ending December 31, 2019.

Sincerely yours,

BOUSTEAD SECURITIES, LLC

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-4

Annex C

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED BALANCE SHEETS

AT JUNE 30, 2020

(UNAUDITED)

	CCNC	less: SUNLONG		CCNC
	CONSOLIDATED	DISCONTINUED	ADJUSTMENTS	DECONS
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,939,520			$1,939,520
Short term investment	3,036,938			3,036,938
Notes receivable	-			-
Accounts receivable, net	1,039,772			1,039,772
Other receivables, net	1,820,365		(1,732,114)	88,251
Inventories	1,248,906			1,248,906
Prepayments	4,144,414			4,144,414
Discontinued operations - current assets	-	-	-	-
Total current assets	13,229,915	-	(1,732,114)	11,497,801

PLANT AND EQUIPMENT, NET	79,688			79,688

RIGHT-OF-USE ASSETS	85,605			85,605

OTHER ASSETS
Goodwill	14,329,042			14,329,042
Intangible assets, net	1,130,528			1,130,528
Deferred tax assets	3,531	-	-	3,531
Discontinued operations – non-current assets	-	-	-	-
Total other assets	15,463,101	-	-	15,463,101

Total assets	$28,858,309	-	(1,732,114)	$27,126,195

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short term loans - bank	$437,884			$437,884
Accounts payable	920,480			920,480
Other payables and accrued liabilities	2,585,341			2,585,341
Other payables - related parties	641,570			641,570
Customer deposits	1,040,124			1,040,124
Lease liabilities - current	62,093			62,093
Taxes payable	3,555			3,555
Discontinued operations - current liabilities	-	-	-	-
Total current liabilities	5,691,047	-	-	5,691,047

OTHER LIABILITIES
Lease liabilities - noncurrent	60,681			60,681
Discontinued operations – non-current liabilities	-	-	-	-
Total other liabilities	60,681	-	-	300,677

Total liabilities	5,751,728	-	-	5,751,728

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of June 30, 2020	-			-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 28,514,520 shares issued and outstanding as of June 30, 2020 (on a proforma basis).	2,851		(101)	2,750
Additional paid-in capital	19,242,951		(1,732,013)	17,510,938
Retained earnings	5,400,286		-	5,400,286
Accumulated other comprehensive loss	(1,539,507)	-	-	(1,539,507)
Total shareholders’ equity	23,106,581	-	(1,732,114)	21,374,467

Total liabilities and shareholders’ equity	$28,858,309	-	(1,732,114)	$27,126,195

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(UNAUDITED)

	CCNC	less: SUNLONG		CCNC
	CONS	DISCONTINUED	ADJUSTMENTS	DECONS
REVENUES
Equipment and systems	$-	$-	$-	$-
Fuel materials	6,445,181	-	-	6,445,181
Trading and others	46,482	-	-	46,482
TOTAL REVENUES	6,491,663	-	-	6,491,663

COST OF REVENUES
Equipment and systems	-	-	-	-
Fuel materials	6,172,177	-	-	6,172,177
Trading and others	-	-	-	-
TOTAL COST OF REVENUES	6,172,177	-	-	6,172,177

GROSS PROFIT	319,486	-	-	319,486

OPERATING EXPENSES
Selling, general and administrative	904,055	-	-	904,055
Provision for (recovery of) doubtful accounts	(134,769)	-	-	(134,769)
TOTAL OPERATING EXPENSES	769,286	-	-	769,286

LOSS FROM OPERATIONS	(449,800)	-	-	(449,800)

OTHER INCOME (EXPENSE)
Interest income	10,063	-	-	10,063
Interest expense	(11,482)	-	-	(11,482)
Investment income	12,950	-	-	12,950
Other income (expense), net	(1)	-	-	(1)
Total other income, net	11,530	-	-	11,530

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(438,270)	-	-	(438,270)

PROVISION FOR INCOME TAXES	50,111	-	-	50,111

LOSS FROM CONTINUING OPERATIONS	(488,381)	-	-	(488,381)

Discontinued operations:
Income (loss) from discontinued operations, net of taxes	495,733	495,733	-	-
Gain on disposal, net of taxes	6,951,617	6,951,617	-	-
	7,447,350	7,447,350	-	-

Net income (loss)	6,958,969	7,447,350	-	(488,381)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(707,240)	-	-	(707,240)

COMPREHENSIVE INCOME (LOSS)	$6,251,729	$7,447,350	$-	$(1,195,621)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted, on a proforma basis	27,640,684	-	(1,012,932)	26,627,752

Loss per share from continuing operations
Basic and diluted	(0.02)	0.00	0.00	(0.02)

Earnings per share from discontinued operations
Basic and diluted	0.27	0.27	0.00	0.00

Earnings (loss) per share available to common shareholders
Basic and diluted, on a proforma basis	$0.25	$0.27	$0.00	$(0.02)

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2019

(UNAUDITED)

	CCNC	less: SUNLONG		CCNC
	CONS	DISCONTINUED	ADJUSTMENTS	DECONS
REVENUES
Equipment and systems	$-	$-	$-	$-
Fuel materials	18,955,988	-	-	18,955,988
Trading and others	628,489	-	-	628,489
TOTAL REVENUES	19,584,477	-	-	19,584,477

COST OF REVENUES
Equipment and systems	-	-	-	-
Fuel materials	18,699,429	-	-	18,699,429
Trading and others	322,813	-	-	322,813
TOTAL COST OF REVENUES	19,022,242	-	-	19,022,242

GROSS PROFIT	562,235	-	-	562,235

OPERATING EXPENSES
Selling, general and administrative	1,170,617	-	-	1,170,617
(Recovery of) provision for doubtful accounts	(318,979)	-	-	(318,979)
TOTAL OPERATING EXPENSES	851,638	-	-	851,638

LOSS FROM OPERATIONS	(289,403)	-	-	(289,403)

OTHER INCOME (EXPENSE)
Interest income	2,022	-	-	2,022
Interest expense	(23,251)	-	-	(23,251)
Investment income	1,023	-	-	1,023
Other income (expense), net	24,126	-	-	24,126
Total other income	3,920	-	-	3,920

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(285,484)	-	-	(285,484)

PROVISION FOR INCOME TAXES	128,799	-	-	128,799

LOSS FROM CONTINUING OPERATIONS	(414,283)	-	-	(414,283)

Discontinued operations:
Loss from discontinued operations, net of taxes	(16,412,060)	(16,412,060)	-	-

Net loss	(16,826,343)	(16,412,060)	-	(414,283)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(111,574)	-	-	(111,574)

COMPREHENSIVE LOSS	$(16,937,917)	$(16,412,060)	$-	$(525,857)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted on a proforma basis	21,212,735	21,212,735	1,012,932	20,199,803

Loss per share from continuing operations
Basic and diluted	(0.02)	0.00	0.00	(0.02)

Loss per share from discontinued operations	(0.77)	0.00	(0.77)	(0.00)
Basic and diluted

Loss per share available to common shareholders
Basic and diluted on a proforma basis	$(0.79)	$0.00	$(0.79)	$(0.02)

CODE CHAIN NEW CONTINENT LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Code Chain New Continent Limited (the “Company” or “CCNC”), formerly known as TMSR Holding Company Limited and JM Global Holding Company, was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. On June 20, 2018, CCNC completed a reincorporation and as a result, the Company changed its state of incorporation from Delaware to Nevada (the “Reincorporation”). The Articles of Incorporation and Bylaws of CCNC Nevada became the governing instruments of the Company, resulting in a 2-for-1 forward stock split of the Company’s common stock (the “Forward Split). The Reincorporation and Forward Split were approved by shareholders holding the majority of the outstanding shares of common stock of CCNC Delaware on June 1, 2018 at the Annual Meeting of Shareholders.

On February 6, 2018, China Sunlong Environmental Technology Inc. (“China Sunlong”) consummated the business combination with the Company pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of August 28, 2017 by and among (i) the Company; (ii) Zhong Hui Holding Limited; (iii) China Sunlong; (iv) each of the shareholders of China Sunlong named on Annex I of the Share Exchange Agreement (the “Sellers”); and (v) Chuanliu Ni, a Chinese citizen who is the Chief Executive Officer and director of China Sunlong, in the capacity as the representative for the Sellers. Pursuant to the Share Exchange Agreement, the Company acquired from the Sellers all of the issued and outstanding equity interests of China Sunlong in exchange for 17,990,856 newly-issued shares of common stock of the Company to the Sellers. 1,799,088 of these newly-issued shares are held in escrow for 18 months from the closing date of the Business Combination as a security for China Sunlong and the Sellers’ indemnification obligations under the Share Exchange Agreement. This transaction is accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of China Sunlong owns the majority of the outstanding shares of the Company immediately following the completion of the transaction and the Company’s operations was the operations of China Sunlong following the transaction. Accordingly, China Sunlong was deemed to be the accounting acquirer in the transaction and the transaction was treated as a recapitalization of China Sunlong. The financial statements of China Sunlong prior to February 6, 2018 are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

China Sunlong is a holding company incorporated on August 31, 2015, under the laws of the Cayman Islands. China Sunlong has no substantive operations other than holding all of the outstanding share capital of Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”). Shengrong BVI is a holding company incorporated on June 30, 2015, under the laws of the British Virgin Islands. Shengrong BVI has no substantive operations other than holding all of the outstanding share capital of Hong Kong Shengrong Environmental Technology Limited (“Shengrong HK”). Shengrong HK is also a holding company holding all of the outstanding equity of Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“Shengrong WFOE”).

The Company focuses on the industrial solid waste recycling and comprehensive utilization. The Company’s main products are high efficiency permanent magnetic separators and comprehensive utilization systems for industrial solid wastes. The Company’s headquarter is located in Hubei Province, in the People’s Republic of China (the “PRC” or “China”). All of the Company’s business activities are carried out by the wholly owned operating Chinese company, Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Hubei Shengrong”) prior to May 1, 2018.

On April 11, 2018, the Company, Shengrong WFOE and Hubei Shengrong, both of which are the Company’s indirectly owned subsidiaries (collectively “Purchasers”), entered into a Share Purchase Agreement with Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, and Hubei Zhonggong Materials Group Co., Ltd. (collectively “Sellers” ) and Wuhan HOST Coating Materials Co., Ltd. (“Wuhan HOST”), a company incorporated in China engaging in the research, development, production and sale of coating materials. Pursuant to the Share Purchase Agreement, as supplemented on August 16, 2018, the Purchasers acquired all of the outstanding equity interests of Wuhan Host. In exchange for the transfer of 100% equity interest of Wuhan Host, Purchasers shall pay a total consideration of $11.2 million, of which $4.7 million or RMB equivalent shall be paid in cash and $6.0 million shall be paid in shares of common stock, of CCNC (“Share Consideration”). The Parties agree the Share Consideration shall be an aggregate of 1,012,932 shares of common stock of which is based on the closing price of US$4.64 on March 27, 2018.

On March 31, 2017, China Sunlong completed its acquisition of 100% of the equity in TJComex International Group Corporation (“TJComex BVI”). At the closing of such acquisition, the selling shareholders of TJComex BVI received 5,935 shares of China Sunlong Common Stock valued at $926.71 per share for 100% of their equity in TJComex BVI. TJComex BVI owns 100% of the issued and outstanding capital stock of TJComex Hong Kong Company Limited (“TJComex HK”), a Hong Kong limited liability company, which owns 100% equity interest of Tianjin Corro Technological Consulting Co., Ltd. (“TJComex WFOE”), a wholly foreign owned enterprise incorporated under the laws of the PRC. Pursuant to certain contractual arrangements, TJComex WFOE controls Tianjin Commodity Exchange Co., Ltd. (“TJComex Tianjin”), a limited liability company incorporated under the law of the PRC. TJComex Tianjin is engaged in general merchandise trading business and related consulting services, and its headquarter is located in the city of Tianjin, PRC.

On April 2, 2018, the Company disposed of its subsidiary, TJComex BVI in consideration of (i) its minimum contribution to the Company’s results of operation and (ii) the unsatisfactory synergy between the TJComex BVI business and the rest of the Company’s business. The Company’s decision to dispose of TJComex BVI is to (i) improve the Company’s overall financial condition and results of operations, (ii) reduce the complexity of the Company’s business, (iii) focus the Company’s resources on the solid waste recycling business as well as developing environmental control business opportunities; and (iv) make it possible for the Company to pursue acquisition opportunities for more compatible businesses. TJComex BVI was disposed to Chuanliu Ni, a Chinese citizen who is the director of China Sunlong.

As of April 2, 2018, the net assets of TJComex BVI were $16,598 and is being recorded as a loss from disposal of subsidiary in the consolidated financial statements for the period ending December 31, 2018. As TJComex BVI operating revenue was less than 1% of the Company’s revenue and the disposal did not constitute a strategic shift that will have a major effect on the Company’s operations and financial results, the results of operations for TJComex BVI were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

On October 10, 2017, Hubei Shengrong established a wholly owned subsidiary, Fujian Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Fujian Shengrong”), with registered capital of RMB 10,000,000 (approximately USD 1,518,120). Fujian Shengrong has no operations prior to May 30, 2018. On May 30, 2018, Hubei Shengrong and two unrelated entities entered into certain Capital Transfer and Contribution Agreement pursuant to which these two entities shall contribute cash of approximately USD 5.0 million (RMB 32.0 million) into Fujian Shengrong and Hubei Shengrong shall contribute approximately USD 1.3 million (RMB 8.0 million) which is the consideration for certain technology consulting services to be provided by Hubei Shengrong to the two entities. Upon completion of the contribution, the total registered capital of Fujian Shengrong increased to RMB 40.0 million (approximately USD 6.3 million) and Hubai Shengrong owns 20% and the two entities collectively own 80% of the equity interest of Fujian Shengrong. In August 2018, Hubei Shengrong transferred 20% equity interest of Fujian Shengrong to Shengrong WFOE. The Company will account for the investment in Fujian Shengrong using the cost method. Since Shengrong WFOE did not provide any cash contribution to Fujian Shengrong or technology services, the investment balance under the cost method investment on June 30, 2020 is $0.

On November 30, 2018, the Company entered into a Share Purchase Agreement with Jirong Huang and Qihuang Wang (collectively “Sellers”) and Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”), a company incorporated in China engaging in the sale of fuel materials and harbor cargo handling services. Pursuant to the Share Purchase Agreement, CCNC shall issue an aggregate of 4,630,000 shares of CCNC’s common stock to the Rong Hai Shareholders, in exchange for Rong Hai Shareholders’ agreement to enter into, and their agreement to cause Rong Hai to enter into, certain VIE Agreements (the “Rong Hai VIE Agreements”) with Shengrong WFOE, through which Shengrong WFOE shall have the right to control, manage and operate Rong Hai in return for a service fee approximately equal to 100% of Rong Hai’s net income (“Acquisition”). On November 30, 2018, Shengrong WFOE, the Company’s indirectly owned subsidiary, entered into a series of VIE Agreements with Rong Hai and the Rong Hai Shareholders. The VIE Agreements are designed to provide Shengrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. Rong Hai has the necessary license to carry out coal trading business in China. The Acquisition closed on November 30, 2018. Starting on November 30, 2018, the Company’s business activities added coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap, of which business activities are carried out in Nantong, Jiang Su Province, PRC.

On December 27, 2018, the Company, entered into an Equity Purchase Agreement with Hopeway International Enterprises Limited., a private limited company duly organized under the laws of British Virgin Islands (the “Hopeway”). Pursuant to the Equity Purchase Agreement, Shengrong WOFE shall sell 100% equity interests in Hubei Shengrong to Hopeway in exchange for Hopeway’s agreement to irrevocably forfeit and cancel 8,523,320 shares of common stock of the Company, constituting all the shares owned by Hopeway. The transaction contemplated by the Equity Purchase Agreement is hereby referred as Disposition. The Company’s decision to dispose of Hubei Shengrong is due to the planning mandates of Wuhan Municipal Government 2018 which manufactures should move away from city’s downtown area. Therefore, due to the policy change, Hubei Shengrong is forced to close the existing facility, relocate and build a new facility, which is expected to take approximately 7-8 years. As a result, Hubei Shengrong will not be able to keep the production running and will generate no income in the foreseeable future. Management believed it is very difficult, if possible at all, to continue manufacturing of solid waste recycling systems. As such, the Company has been actively seeking to dispose Hubei Shengrong while retaining the research and development and sale of solid waste recycling systems business. Upon closing of the Disposition, Hopeway will become the sole shareholder of Hubei Shengrong and as a result, assume all assets and obligations of Hubei Shengrong except the research and development team and intellectual property rights in connection with the solid waste recycling systems business shall be assigned to Shengrong WFOE as part of the Disposition. As Shengrong WFOE has significant continuing involvement in the sale of solid waste recycling systems business and the processed industrial waste materials trading business, this restructuring did not constitute a strategic shift that will have a major effect on the Company’s operations and financial results. Therefore, the results of operations for Hubei Shengrong were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

In April 2019, TMSR Holdings Limited (“TMSR HK”), our indirect wholly owned subsidiary, was incorporated under the laws of Hong Kong.

In August 2019, Tongrong Technology (Jiangsu) Co., Ltd. (“Tongrong WFOE”), our indirect wholly owned subsidiary, was incorporated under the laws of PRC.

In August 2019, Citi Profit Investment Holding Limited (“Citi Profit”), an exempted company formed under the laws of the British Virgin Islands, became our wholly owned subsidiary.

TMSR HK, Tongrong WFOE and Citi Profit are all holding companies that do not have any substantive business operations.

On January 3, 2020, the Company entered into a share purchase agreement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and all the shareholders of Wuge, including Wei Xu, Bibo Lin, Jiangsu Lingkong Network Joint Stock Co., Ltd., which is controlled by Wei Xu, and Anhui Shuziren Network Technology Co., Ltd., which is also controlled by Wei Xu. Pursuant to the share purchase agreement, on January 24, 2020, the Company issued an aggregate of 4,000,000 shares of TMSR’s common stock to the shareholders of Wuge, in exchange for Wuge’s shareholders’ agreement to enter into, and their agreement to cause Wuge to enter into, certain VIE agreements (the “Wuge VIE Agreements”) with Tongrong WFOE, through which Tongrong WFOE has the right to control, manage and operate Wuge in return for a service fee equal to 100% of Wuge’s net income.

On April 30, 2020, Tongrong WFOE entered into a series of assignment agreements with Shengrong WFOE, Rong Hai and shareholders of Rong Hai, pursuant to which Shengrong WFOE assign all its rights and obligations under the Rong Hai VIE Agreements to Tongrong WFOE. The Rong Hai VIE Agreements and the Assignment Agreements grant Tongrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. The assignment does not have any impact on Company’s consolidated financial statements.

Effective May 18, 2020, the Company changed its corporate name from “TMSR Holding Company Limited” to “Code Chain New Continent Limited” pursuant to a Certificate of Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of the State of Nevada. In connection with the name change, effective May 18, 2020, the ticker symbol of the Company’s common stock and warrants changed from “TMSR” and “TMSRW” to “CCNC” and “CCNCW”, respectively.

On June 30, 2020, the Company entered into a share purchase agreement with Jiazhen Li, former CEO of the Company (the “Buyer”), Long Liao and Chunyong Zheng, who are former shareholders of Wuhan HOST Coating Materials Co., Ltd., an indirect subsidiary of the Company, (collectively the “Payees”). Pursuant to the Agreement, the Company agreed to sell, and the Buyer agreed to purchase all the issued and outstanding ordinary shares of China Sunlong (the “Sunlong Shares”). The Payees have a prior relationship with the Buyer and have agreed to be responsible for the payment of the purchase price on behalf of Buyer. The purchase price for the Sunlong Shares shall be $1,732,114, payable in consideration of cancellation of 1,012,932 shares of the Company owned by the Payees (the “CCNC Shares”). The CCNC Shares are valued at $1.71 per share, based on the closing price of the Company’s common stock on June 30, 2020.

Note 2 – Summary of significant accounting policies

Basis of presentation

These proforma financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the disposition transaction between the Company, Sunlong, Jiazhen Li and Long Liao has been in effect since the beginning of the period presented. The financial position and results of operations are deconsolidated using historical financial statements. Actual deconsolidated results may have differed from those presented herein. The information included in this Form 8-K should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on April 17, 2020.

Use of estimates and assumptions

The preparation of the accompanying proforma financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s proforma financial statements include the useful lives of intangible assets, deferred revenues and plant and equipment, impairment of long-lived assets, collectability of receivables, inventory valuation allowance, present value of lease liabilities and realization of deferred tax assets. Actual results could differ from these estimates.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company’s subsidiaries and VIEs in China conduct businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts is translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

NOTE 3 – PROFORMA ADJUSTMENTS

Entry No.	Description	Dr.	Cr.
1	Common stock	101
	Additional paid in capital	$1,732,013
	Other receivable		$1,732,114

	Cancellation of 1,012,932 shares of common stock as consideration for the disposition Sunlong and its subsidiaries via sale to Ms. Jiazhen Li and Long Liao.

CHINA SUNLONG ENVIRONMENTAL TECHNOLOGY INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	6/30/2020		12/31/2019	12/31/2018

ASSETS

CURRENT ASSETS
Cash and cash equivalents		$2,014,753	1,544,177	645,290
Short Term Investment
Notes receivable				251,513
Accounts receivable, net				1,107,955
Other receivables, net		279,432	279,085	319,937
Other receivable - related party				40,707
Inventories				598,412
Prepayments				573,780
Total current assets		2,294,185	1,823,262	3,537,594

PLANT AND EQUIPMENT, NET				3,653,506

RIGHT-OF-USE ASSET

OTHER ASSETS
Investment		12,903	12,841	12,770
Intangible assets, net				1,552,402
Other assets				4,361
Deferred tax assets				87,843
Total other assets		12,903	12,841	1,657,376

Total assets		$2,307,088	1,836,103	8,848,476

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short term loans - bank	$
Third party loan		141,253	143,345	144,841
Accounts payable		2,254,807	2,288,195	650,113
Other payables and accrued liabilities		2,652,833	2,686,937	2,718,438
Other payables - related parties		3,063,545	3,108,908	3,340,178
Customer deposits		2,975,209	3,019,264	2,338,336
Lease liabilities - current		97,144	98,582
Taxes payable		321,921	326,687	(49,445)
Total current liabilities		11,506,712	11,671,918	9,142,461

OTHER LIABILITIES
Third party loan - noncurrent				145,381
Lease liabilities - noncurrent		94,355	95,752
Total other liabilities		94,355	95,752	145,381

Total liabilities		11,601,067	11,767,670	9,287,842

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Paid in capital		53	53	53
Subscription receivable		(50)	(50)	(50)
Additional paid-in capital		6,263,018	6,263,018	6,263,018
Retained earnings		(15,954,424)	(16,450,157)	(6,841,784)
Accumulated other comprehensive income		397,424	255,569	139,397
Total shareholders’ equity		(9,293,979)	(9,931,567)	(439,366)

Total liabilities and shareholders’ equity		$2,307,088	1,836,103	8,848,476

CHINA SUNLONG ENVIRONMENTAL TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the six months Ended June 30,	For the Year Ended December 31,
	2020	2019	2018
REVENUES
Equipment and systems	$	3,621,835	43,404
Coating and fuel materials		6,424,564	4,615,890
Trading and others
TOTAL REVENUES	-	10,046,399	4,659,294

COST OF REVENUES
Equipment and systems		1,365,340	16,257
Coating and fuel materials		5,536,991	3,492,411
Trading and others
TOTAL COST OF REVENUES	-	6,902,331	3,508,668

GROSS PROFIT	-	3,144,068	1,150,626

OPERATING EXPENSES (INCOME)
Selling, general and administrative		1,311,524	1,693,991
Provision for (recovery of) doubtful accounts	(495,733)
TOTAL OPERATING EXPENSES	(495,733)	1,311,524	1,693,991

(LOSS) INCOME FROM OPERATIONS	495,733	1,832,544	(543,365)

OTHER INCOME (EXPENSE)
Interest income		1,558	1,406
Interest expense		-	(14,471)
Investment income
Gain from disposal of long-lived assets
Other income, net		(11,448,459)	37,690
Total other income (expense), net	-	(11,446,901)	24,625

(LOSS) INCOME BEFORE INCOME TAXES	495,733	(9,614,357)	(518,740)

PROVISION FOR INCOME TAXES		(5,985)	8,477

Net income (loss)	495,733	(9,608,372)	(527,217)

CHINA SUNLONG ENVIRONMENTAL TECHNOLOGY INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

China Sunlong Environmental Technology Inc. (“China Sunlong” or the “Company”) is a holding company incorporated on August 31, 2015, under the laws of the Cayman Islands. China Sunlong has no substantive operations other than holding all of the outstanding share capital of Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”). Shengrong BVI is a holding company incorporated on June 30, 2015, under the laws of the British Virgin Islands. Shengrong BVI has no substantive operations other than holding all of the outstanding share capital of Hong Kong Shengrong Environmental Technology Limited (“Shengrong HK”). Shengrong HK is also a holding company holding all of the outstanding equity of Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“Shengrong WFOE”).

China Sunlong focuses on the industrial solid waste recycling and comprehensive utilization. China Sunlong’s main products are high efficiency permanent magnetic separators and comprehensive utilization systems for industrial solid wastes. China Sunlong’s headquarter is located in Hubei Province, in the People’s Republic of China (the “PRC” or “China”). All of the China Sunlong’s business activities are carried out by the wholly owned operating Chinese company, Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Hubei Shengrong”) prior to May 1, 2018.

On April 11, 2018, Code Chain New Continent Limited (“CCNC”), parent company of China Sunlong, Shengrong WFOE and Hubei Shengrong, both of which are China Sunlong’s indirectly owned subsidiaries (collectively “Purchasers”), entered into a Share Purchase Agreement with Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, and Hubei Zhonggong Materials Group Co., Ltd. (collectively “Sellers” ) and Wuhan HOST Coating Materials Co., Ltd. (“Wuhan HOST”), a company incorporated in China engaging in the research, development, production and sale of coating materials. Pursuant to the Share Purchase Agreement, as supplemented on August 16, 2018, the Purchasers acquired all of the outstanding equity interests of Wuhan Host. In exchange for the transfer of 100% equity interest of Wuhan Host, Purchasers shall pay a total consideration of $11.2 million, of which $4.7 million or RMB equivalent shall be paid in cash and $6.0 million shall be paid in shares of common stock, of CCNC (“Share Consideration”). The Parties agree the Share Consideration shall be an aggregate of 1,012,932 shares of common stock of which is based on the closing price of US$4.64 on March 27, 2018.

On March 31, 2017, China Sunlong completed its acquisition of 100% of the equity in TJComex International Group Corporation (“TJComex BVI”). At the closing of such acquisition, the selling shareholders of TJComex BVI received 5,935 shares of China Sunlong Common Stock valued at $926.71 per share for 100% of their equity in TJComex BVI. TJComex BVI owns 100% of the issued and outstanding capital stock of TJComex Hong Kong Company Limited (“TJComex HK”), a Hong Kong limited liability company, which owns 100% equity interest of Tianjin Corro Technological Consulting Co., Ltd. (“TJComex WFOE”), a wholly foreign owned enterprise incorporated under the laws of the PRC. Pursuant to certain contractual arrangements, TJComex WFOE controls Tianjin Commodity Exchange Co., Ltd. (“TJComex Tianjin”), a limited liability company incorporated under the law of the PRC. TJComex Tianjin is engaged in general merchandise trading business and related consulting services, and its headquarter is located in the city of Tianjin, PRC.

On April 2, 2018, China Sunlong disposed of its subsidiary, TJComex BVI in consideration of (i) its minimum contribution to China Sunlong’s results of operation and (ii) the unsatisfactory synergy between the TJComex BVI business and the rest of China Sunlong’s business. China Sunlong’s decision to dispose of TJComex BVI is to (i) improve the Company’s overall financial condition and results of operations, (ii) reduce the complexity of China Sunlong’s business, (iii) focus China Sunlong’s resources on the solid waste recycling business as well as developing environmental control business opportunities; and (iv) make it possible for China Sunlong to pursue acquisition opportunities for more compatible businesses. TJComex BVI was disposed to Chuanliu Ni, a Chinese citizen who is the director of China Sunlong.

As of April 2, 2018, the net assets of TJComex BVI were $16,598 and is being recorded as a loss from disposal of subsidiary in the consolidated financial statements for the period ending December 31, 2018. As TJComex operating revenue was less than 1% of the China Sunlong’s revenue and the disposal did not constitute a strategic shift that will have a major effect on China Sunlong’s operations and financial results, the results of operations for TJComex were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

On October 10, 2017, Hubei Shengrong established a wholly owned subsidiary, Fujian Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Fujian Shengrong”), with registered capital of RMB 10,000,000 (approximately USD 1,518,120). Fujian Shengrong has no operations prior to May 30, 2018. On May 30, 2018, Hubei Shengrong and two unrelated entities entered into certain Capital Transfer and Contribution Agreement pursuant to which these two entities shall contribute cash of approximately USD 5.0 million (RMB 32.0 million) into Fujian Shengrong and Hubei Shengrong shall contribute approximately USD 1.3 million (RMB 8.0 million) which is the consideration for certain technology consulting services to be provided by Hubei Shengrong to the two entities. Upon completion of the contribution, the total registered capital of Fujian Shengrong increased to RMB 40.0 million (approximately USD 6.3 million) and Hubai Shengrong owns 20% and the two entities collectively own 80% of the equity interest of Fujian Shengrong. In August 2018, Hubei Shengrong transferred 20% equity interest of Fujian Shengrong to Shengrong WFOE. China Sunlong will account for the investment in Fujian Shengrong using the cost method. Since Shengrong WFOE did not provide any cash contribution to Fujian Shengrong or technology services, the investment balance under the cost method investment on June 30, 2020 is $0.

On November 30, 2018, the CCNC entered into a Share Purchase Agreement with Jirong Huang and Qihuang Wang (collectively “Sellers”) and Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”), a company incorporated in China engaging in the sale of fuel materials and harbor cargo handling services. Pursuant to the Share Purchase Agreement, CCNC shall issue an aggregate of 4,630,000 shares of CCNC’s common stock to the Rong Hai Shareholders, in exchange for Rong Hai Shareholders’ agreement to enter into, and their agreement to cause Rong Hai to enter into, certain VIE Agreements (the “Rong Hai VIE Agreements”) with Shengrong WFOE, through which Shengrong WFOE shall have the right to control, manage and operate Rong Hai in return for a service fee approximately equal to 100% of Rong Hai’s net income (“Acquisition”). On November 30, 2018, Shengrong WFOE, entered into a series of VIE Agreements with Rong Hai and the Rong Hai Shareholders. The VIE Agreements are designed to provide Shengrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. Rong Hai has the necessary license to carry out coal trading business in China. The Acquisition closed on November 30, 2018. Starting on November 30, 2018, the Company’s business activities added coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap, of which business activities are carried out in Nantong, Jiang Su Province, PRC.

On December 27, 2018, CCNC, entered into an Equity Purchase Agreement with Hopeway International Enterprises Limited., a private limited company duly organized under the laws of British Virgin Islands (the “Hopeway”). Pursuant to the Equity Purchase Agreement, Shengrong WOFE shall sell 100% equity interests in Hubei Shengrong to Hopeway in exchange for Hopeway’s agreement to irrevocably forfeit and cancel 8,523,320 shares of common stock of CCNC, constituting all the shares owned by Hopeway. The transaction contemplated by the Equity Purchase Agreement is hereby referred as Disposition. CCNC’s decision to dispose of Hubei Shengrong is due to the planning mandates of Wuhan Municipal Government 2018 which manufactures should move away from city’s downtown area. Therefore, due to the policy change, Hubei Shengrong is forced to close the existing facility, relocate and build a new facility, which is expected to take approximately 7-8 years. As a result, Hubei Shengrong will not be able to keep the production running and will generate no income in the foreseeable future. Management believed it is very difficult, if possible at all, to continue manufacturing of solid waste recycling systems. As such, CCNC has been actively seeking to dispose Hubei Shengrong while retaining the research and development and sale of solid waste recycling systems business. Upon closing of the Disposition, Hopeway will become the sole shareholder of Hubei Shengrong and as a result, assume all assets and obligations of Hubei Shengrong except the research and development team and intellectual property rights in connection with the solid waste recycling systems business shall be assigned to Shengrong WFOE as part of the Disposition. As Shengrong WFOE has significant continuing involvement in the sale of solid waste recycling systems business and the processed industrial waste materials trading business, this restructuring did not constitute a strategic shift that will have a major effect on China Sunlong’s operations and financial results. Therefore, the results of operations for Hubei Shengrong were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

On April 30, 2020,  Tongrong Technology (Jiangsu) Co., Ltd. (“Tongrong WFOE”), an indirect subsidiary of CCNC, entered into a series of assignment agreements with Shengrong WFOE, Rong Hai and shareholders of Rong Hai, pursuant to which Shengrong WFOE assign all its rights and obligations under the Rong Hai VIE Agreements to Tongrong WFOE. The Rong Hai VIE Agreements and the Assignment Agreements grant Tongrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai.

Note 2 – Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Construction in progress and prepayments for equipment

Construction in progress and prepayments for equipment represent direct and indirect acquisition and construction costs for plants, and costs of acquisition and installation of related equipment. Amounts classified as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Depreciation is not provided for assets classified in this account.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	6/30/2020	12/31/2019	12/31/2018
Year end RMB: US$ exchange rate	7.0795	6.9762	6.8764
Annual average RMB: US$ exchange rate	7.0292	6.8967	6.5137

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company's the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued guidance which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, determined in Step 1. The Company is currently evaluating the impact on the financial statements of this guidance.

In January 2017, the FASB amended the existing accounting standards for business combinations. The amendments clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.

The Company is evaluated the timing and the impact of the aforesaid guidance on the financial statements.

Note 3 – Trade Receivables

The Company extends credit terms of 30 to 60 days to majority of its domestic and international customers.

Note 4 – Debt

Third party loan

In January 2018, the Company obtained an unsecured loan from an unrelated third party in the amount of $141,253 (RMB 1,000,000) due on August 21, 2020 with no interest.

Note 5 – Income Taxes

Cayman Islands

China Sunlong is incorporated in the Cayman Islands and are not subject to tax on income or capital gains under current Cayman Islands law. In addition, upon payments of dividends by China Sunlong to its shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Shengrong BVI and TJComex BVI are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Shengrong HK is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, Shengrong HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Shengrong WFOE, Wuhan HOST and Rong Hai are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the six months ended June 30, 2020, the years ended December 31, 2019 and 2018:

	6/30/2020	2019	2018
Loss attributed to PRC operations	$495,733	$(9,614,357)	$(518,740)
Loss before tax	495,733	(9,614,357)	(518,740)

PRC Statutory Tax at 25% Rate	-	(5,985)	8,477
Effect of tax holidays on other entities	-	-	-
Income tax	$-	$(5,985)	$8,477

Note 6 – Subsequent Event

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from June 30, 2020 through the date the financial statements were available to be issued and has determined that there are not any material subsequent events that require disclosure.